UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 10, 2010 (August 5, 2010)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 5, 2010, NeurogesX, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 to the Third Amended and Restated Investors’ Rights Agreement (the “Amendment”) which amends the registration rights’ termination provisions of the Third Amended and Restated Investors’ Rights Agreement, dated as of November 14, 2007 (as subsequently amended on December 28, 2007, the “IRA”), to provide for such rights to terminate on June 30, 2013, and which further provides for the Company’s May 1, 2007 initial public offering (“IPO”) to be deemed a “Qualified IPO.” Registration rights under the IRA, as modified by the Amendment, are held by certain holders of Company common stock that acquired such shares pursuant to conversion of such holders shares of Company preferred stock in connection with the IPO, and are also held by certain holders of and warrants to purchase common stock of the Company that were issued prior to the IPO to certain lenders of the Company. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 2 to the Third Amended and Restated Investors’ Rights Agreement, effective as of August 5, 2010, between NeurogesX, Inc. and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: August 10, 2010	By:	/S/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Third Amended and Restated Investors’ Rights Agreement, effective as of August 5, 2010, between NeurogesX, Inc. and the Investors.